STOCK  EXCHANGE  AGREEMENT

     Agreement dated as of March 12, 2000 between Rubber Technology International, Inc. A Florida corporation ("RTEK"), on the one hand, and MRC Legal Services Corporation ("MRC" or the "Shareholder"), on the other hand.

1.     THE  ACQUISITION.

 (1) Purchase and Sale Subject to the Terms and Conditions of this Agreement. At the Closing to be held as provided in Section 2, RTEK shall sell the RTEK Shares (defined below) to the Shareholder and the Shareholder shall purchase the RTEK Shares from RTEK, free and clear of all Encumbrances other than restrictions imposed by Federal and State securities laws.

1.2 Purchase Price. RTEK will exchange 1,200,000 shares of its restricted common stock (the "RTEK Shares") for 2,700,000 shares of Global Sight, Inc. ("Global Sight"), representing 100% of the issued and outstanding common shares of Global Sight (the "Global Sight Shares"). Immediately subsequent to the Closing, RTEK shall be the sole shareholder of Global Sight. The RTEK Shares shall be issued and delivered to the Shareholder or assigns as set forth in Exhibit "A" hereto.

2.     THE  CLOSING.

2.1 Place and Time. The closing of the sale and exchange of the RTEK Shares for the Global Sight Shares (the "Closing") shall take place at Cutler
Law Group, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660 no later than the close of business (Orange County California time) on or before March 10, 2000 or at such other place, date and time as the parties may agree in writing.

2.2 Deliveries by the Shareholders. At the Closing, the Shareholder shall deliver the following to RTEK:

a. Certificates or other evidence representing the Global Sight Shares, duly endorsed for transfer to RTEK and accompanied by appropriate stock powers; the Shareholder shall immediately change those certificates for, and to deliver to RTEK at the Closing, a certificate representing the Global Sight Shares registered in the name of RTEK (without any legend or other reference to any Encumbrance other than appropriate federal securities law limitations).

b.     The  documents  contemplated  by  Section 3.


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c.     All  other documents, instruments and writings required by this Agreement to be delivered by the Shareholder at the Closing and any other documents or records relating to Global Sight's business reasonably requested by RTEK in connection with this Agreement.

2.3 Deliveries by RTEK. At the Closing, RTEK shall deliver the following to the Shareholder:

a. The RTEK Shares for further delivery to the Shareholder or assigns as contemplated by section 1.

1.2.    The  documents  contemplated  by  Section  4.

1.3. All other documents, instruments and writings required by this Agreement to be delivered by RTEK at the Closing.

3.     CONDITIONS  TO  RTEK'S  OBLIGATIONS.

     The obligations of RTEK to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by RTEK:

3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits RTEK's acquisition of the Global Sight Shares or the RTEK Shares or that will require any divestiture as a result of RTEK's acquisition of the Global Sight Shares or that will require all or any part of the business of RTEK to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on RTEK or Global
Sight  if  this  Agreement  is  consummated  shall  be  pending.

3.2 Representations, Warranties and Agreements. (a) The representations and warranties of the Shareholder set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) the Shareholder shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of RTEK's acquisition of the Global Sight Shares shall have been obtained and shall be in full force and effect.

3.4 Resignations of Director. Effective on the Closing Date, all of officers and directors shall have resigned as an officer, director and employee of Global Sight.

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4.     CONDITIONS  TO  THE  SHAREHOLDER'S  OBLIGATIONS.

     The obligations of the Shareholder to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the Shareholder:

4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits RTEK's acquisition of the Global Sight Shares or the Shareholder's acquisition of the RTEK Shares or that will require any divestiture as a result of RTEK's acquisition of the Shares or the Shareholder's acquisition of the RTEK Shares or that will require all or any part of the business of RTEK or Global Sight to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on RTEK or Global Sight if this Agreement is consummated shall be pending.

4.2 Representations, Warranties and Agreements. (a) The representations and warranties of RTEK set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) RTEK shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of RTEK's acquisition of the Global Sight Shares and the Shareholder's acquisition of the RTEK Shares shall have been obtained and shall be in full force and effect.

5.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  SHAREHOLDER.

     The Shareholder represents and warrants to RTEK that, to the Knowledge of the Shareholder, and except as set forth in an Global Sight Disclosure Letter:

5.1 Authorization. The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the state of California. This Agreement constitutes a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms.


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5.2          Capitalization.  The  authorized  capital  stock  of  Global  Sight consists of 25,000,000 authorized shares of stock and no preferred shares authorized, of which 2,700,000 common shares are presently issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of Global Sight obligating Global Sight to issue any additional shares of common or preferred stock or any of its securities of any kind.

5.3 Ownership of Global Sight Shares. The delivery of certificates to RTEK provided in Section 2.2 will result in RTEK's immediate acquisition of record and beneficial ownership of the Global Sight Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws.

5.4 Consents and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Global Sight or RTEK or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Global Sight or the consummation of the sale of the Global Sight Shares to RTEK.

5.5 Financial Statements. Global Sight has delivered to RTEK the consolidated balance sheet of Global Sight as at December 31, 1998 and September 30, 1999, and statements of income and changes in financial position for the periods then ended and the period from inception to the period then ended, together with the report thereon of Global Sight's independent accountant (the "Global Sight Financial Statements"). The Global Sight Financial Statements are accurate and complete in accordance with generally accepted accounting principles.

5.6 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Global Sight which is likely to have a material adverse effect on the business or financial condition of Global Sight, RTEK and any of their Subsidiaries, taken as whole, or which would require a payment by Global Sight in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Global Sight is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Global Sight, RTEK or any of their Subsidiaries, taken as a whole, or which would require a payment by Global Sight in excess of $2,000 in the aggregate.

5.7 Absence of Certain Changes. Since the date of the Global Sight Financial Statements, Global Sight has not:

    a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Global Sight or made any disposition of any of its material properties or assets other than in the ordinary course of business;


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    b.   made  any  change  or amendment in its certificate of incorporation or by-laws,  or  other  governing  instruments;

    c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

    d. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

    e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

    f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

    g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

    h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

    i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

    j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

    k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business,
(ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;


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    l.     made  any  capital  expenditures  or  additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in the aggregate;

    m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

    n. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

    o. entered into any collective bargaining or union contract or agreement; or

    p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Global Sight.

5.8 No Material Adverse Change. Since the date of the Global Sight Financial Statements, there has not been any material adverse change in the business or financial condition of Global Sight.

5.9 Brokers or Finders. Other than James Stubler, the Shareholder has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Global Sight Shares to RTEK.

6.     REPRESENTATIONS  AND  WARRANTIES  OF  RTEK.

     RTEK represents and warrants to the Shareholder that, to the Knowledge of RTEK (which limitation shall not apply to Section 6.3). Such representations and warranties shall survive the Closing for a period of two years.

6.1 Organization of RTEK; Authorization. RTEK is a corporation duly organized, validly existing and in good standing under the laws of Florida with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of RTEK and this Agreement constitutes a valid and binding obligation of RTEK; enforceable against it in accordance with its terms.


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6.2          Capitalization.  The  authorized  capital stock of RTEK consists of
75,000,000 shares of common stock, par value $0.0001 per share and no shares of preferred stock. As of the date hereof, RTEK had 12,885,724 shares of common stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. As of the Closing Date, all of the issued and outstanding shares of common stock of RTEK are validly issued, fully paid and non-assessable. The Common Stock of RTEK is presently listed and trading on the Nasdaq Over-the-Counter Bulletin Board under the symbol "RTEKE."

6.3 Ownership of RTEK Shares. The delivery of certificates to Global Sight provided in Section 2.3 will result in the Shareholder or assigns immediate acquisition of record and beneficial ownership of the RTEK Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws.

6.4 No Conflict as to RTEK and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the RTEK Shares to the Shareholders will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of RTEK or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of RTEK or any of its Subsidiaries under, any material agreement or commitment to which RTEK or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of RTEK or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to RTEK or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this
Section 6.4, for such matters which are not likely to have a material adverse effect on the business or financial condition of RTEK and its Subsidiaries, taken as a whole.

6.5 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by RTEK or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by RTEK or the consummation of the sale of the RTEK Shares to the Shareholders.


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6.6          Other Consents. No consent of any Person is required to be obtained by Global Sight or RTEK to the execution, delivery and performance of this Agreement or the consummation of the sale of the RTEK Shares to the Shareholders, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Global Sight or RTEK.

6.7 Financial Statements. Prior to closing, RTEK shall have delivered to the Shareholder consolidated balance sheets of RTEK and its Subsidiaries as at November 30, 1998 and November 30, 1999, and statements of income and changes in financial position for each of the periods then ended, together with the report thereon of RTEK's independent accountant (the "RTEK Financial Statements"). Such RTEK Financial Statements and notes fairly present the consolidated financial condition and results of operations of RTEK and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, and shall be utilizable in any SEC filing in compliance with Rule 310 of Regulation S-B promulgated under the Securities Act.

6.8 Brokers or Finders. Other than M. Richard Cutler, Brian Lebrecht, Vi Bui, and James Stubler RTEK has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the RTEK Shares to the Shareholders.

6.9 Purchase for Investment. RTEK is purchasing the Global Sight Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

7.     Access  and  Reporting;  Filings  With  Governmental  Authorities;  Other
Covenants.

7.1          Access  Between  the  date  of this Agreement and the Closing Date.
Each of the Shareholder and RTEK shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of Global Sight or RTEK, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its Subsidiaries and to discuss with such and its authorized representatives its affairs and those of its Subsidiaries, all as the other may from time to time reasonably request.

7.2 Regulatory Matters. The Shareholder and RTEK shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.


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8.     CONDUCT OF GLOBAL SIGHT'S BUSINESS PRIOR TO THE CLOSING.  The Shareholder
shall  use  its  best  efforts  to  ensure  the  following:

8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, Global Sight shall cause conduct its businesses in all material respects in the ordinary course.

8.2 Business Organization. Between the date of this Agreement and the Closing Date, Global Sight shall (a) preserve substantially intact the business organization of Global Sight; and (b) preserve in all material respects the present business relationships and good will of Global Sight.

8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, Global Sight shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

    a. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;
    b. create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;
    c. reclassify,  split  up  or otherwise change any of its Equity Securities;
    d. be  party  to  any  merger,  consolidation or other business combination;
    e. sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Global Sight except in the ordinary course of business; or
    f. organize any new Subsidiary or acquire any Equity Securities of any Person or any equity or ownership interest in any business.

8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, Global Sight shall not:

    a. borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;
    b. create any material Encumbrance on any of its material properties or assets;
    c. increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

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    d. create  or  materially  modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);
    e.make  any  capital  expenditure  or  acquire  any  property  or  assets;
    f. enter into any agreement that materially restricts RTEK, Global Sight or any of their Subsidiaries from carrying on business;
    g. pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected in the Global Sight Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Global Sight Financial Statements; or
     h.cancel  any  material  debts  or  waive  any  material  claims or rights.

9.     DEFINITIONS.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

9.1 "Business Day" C Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.
9.2    "Code"  C  The  Internal  Revenue  Code  of  1986,  as  amended.
9.3 "Encumbrances" C Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.
9.4 "Equity Securities" C See Rule 3aB11B1 under the Securities Exchange Act of 1934.
9.5 "ERISA" C The Employee Retirement Income Security Act of 1974, as amended.
9.6 "Governmental Body" C Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commission or authority thereof.
9.7    "Knowledge"  C  Actual  knowledge,  after reasonable investigation.
9.8 "Person" C Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.
9.9 "Subsidiary" C With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

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10.     TERMINATION.

10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

    a. By  written  agreement  of  the  Shareholder  and  RTEK  at  any  time.

    b. By RTEK, by notice to the Shareholders at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

    c. By the Shareholder, by notice to RTEK at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

    d. By either the Shareholders or RTEK, by notice to the other at any time after March 24, 2000, if the transaction has not been completed.

10.2     Effect  of  Termination.  If  this  Agreement is terminated pursuant to
Section 10.1, this Agreement shall terminate without any liability or further obligation of any party to another.

13. NOTICES. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties).

     (a)          If  to  RTEK:
                  Rubber  Technology  International,  Inc.
                  3185  E.  Washington  Blvd.
                  Los  Angeles,  CA  90023
                  Attn:  Raymond  Webb
                  Facsimile  (323)  268-7328

     (b)          If  to  the  Shareholder:
                  c/o  Cutler  Law  Group
                  610  Newport  Center  Drive,  Suite  800
                  Newport  Beach,  CA  92660
                  Facsimile  No.:  (949)  719-1988
                  Attention:  M.  Richard  Cutler,  Esq.

14.     MISCELLANEOUS.

14.2 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

14.3 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

14.4 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

14.5 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

14.7 Governing Law, Venue. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of California, without regard to the conflicts of law principles thereof. Venue for any cause of action brought to enforce any part of this Agreement shall be in Orange County, California.

14.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other, provided that, after the Closing, no consent of Global Sight or the Shareholder shall be needed in connection with any merger or consolidation of RTEK with or into another entity.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective offi-cers, hereunto duly authorized, and entered into as of the date first above written.


RUBBER  TECHNOLOGY  INTERNATIONAL,  INC.
a  Florida  corporation

/s/ Raymond Webb
____________________________________________________
By:          Raymond  Webb,  President

MRC  LEGAL  SERVICES  CORPORATION

/s/ M. Richard Cutler
____________________________________________________
By:          M.  Richard  Cutler,  President

     EXHIBIT  A

     GLOBAL  SIGHT  SHAREHOLDER  AND  ASSIGNS

Shareholder                                   RTEK  Shares  to  be  Issued
-----------                                   ----------------------------

MRC  Legal  Services  LLC                         750,000
Brian  A.  Lebrecht                               200,000
Vi  Bui                                           150,000
James  Stubler                                    100,000


TOTAL                                           1,200,000